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                                                                    EXHIBIT 23.1

                CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

We have issued our report dated February 28, 1996 accompanying the consolidated financial statements of Synagro Technologies, Inc. and subsidiaries appearing in the 1997 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K/A for the year ended December 31, 1997 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 30, 1998